UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

Purchase Agreement

On December 17, 2025, Howard Hughes Insurance Holdings, LLC, a Delaware limited liability company (“Buyer”) and wholly-owned subsidiary of Howard Hughes Holdings Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Vantage Group Holdings, Ltd., a Bermuda exempted company with liability limited by shares (“Vantage”), Carlyle Partners VII Cayman Holdings V, L.P., a Cayman Islands exempted limited partnership (the “Carlyle Investor”), H&F Vantage Aggregator, L.P., a Cayman Islands exempted limited partnership (the “H&F Investor”), each of the other shareholders of Vantage (the “Additional Shareholders”, and together with the Carlyle Investor and the H&F Investor, a “Seller” and collectively, the “Sellers”), the Carlyle Investor and the H&F Investor, in their capacities as the Sellers’ representatives (the “Sellers’ Representatives”), and, solely for the purposes of guaranteeing the obligations of Buyer pursuant to the Purchase Agreement, the Company. Pursuant to the Purchase Agreement, Buyer shall purchase from the Sellers all of Vantage’s outstanding shares of capital stock (the “Vantage Transaction”). The board of directors of the Company (the “Board”) has unanimously approved the Purchase Agreement and the transactions contemplated thereby, including the Vantage Transaction.

Pursuant to the Purchase Agreement, Buyer will acquire Vantage for a purchase price of $2.1 billion in cash (subject to certain adjustments set forth in the Purchase Agreement). The purchase price will be reduced by certain customary categories of payments made by Vantage and its subsidiaries to related parties after September 30, 2025 until the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) and certain customary transaction expenses. If the Closing has not occurred on or before June 30, 2026 other than if such failure of Closing to occur by such date is primarily due to a material breach of the Purchase Agreement by Vantage or Sellers that results in the failure of Buyer’s closing conditions relating to regulatory approvals or the absence of government orders prohibiting the Vantage Transaction to be satisfied, the purchase price will be increased by the average yield on the J.P. Morgan 100% U.S. Treasury Securities Money Market Fund during the period from January 1, 2026 through the Closing.

The Closing is subject to certain conditions, including (i) regulatory approvals, including certain insurance regulatory approvals in the U.S. and Bermuda and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the continued accuracy of the representations and warranties of the parties (subject to specified materiality standards), (iii) performance of each party’s obligations under the Purchase Agreement in all material respects, and (iv) the absence of a material adverse effect with respect to Vantage.

The Purchase Agreement contains certain termination rights for Buyer, on the one hand, and the Sellers’ Representatives on the other hand, including that, subject to certain limitations, Buyer or the Sellers’ Representatives may terminate the Purchase Agreement if (i) the Vantage Transaction has not been consummated by December 17, 2026, (ii) a governmental authority prohibits the transaction, (iii) Buyer and the Sellers’ Representatives agree that a burdensome condition was imposed in connection with a regulatory approval, or (iv) the other party is in uncured material breach for 30 days such that the terminating party’s closing conditions would not be satisfied (unless the terminating party is in material breach of the Purchase Agreement such that the other party’s conditions to closing would not be satisfied).

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer, Vantage or the Sellers. The Purchase Agreement contains customary representations, warranties and covenants made by each of the parties. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Issuance of Non-Voting Exchangeable Perpetual Preferred Stock Pursuant to Equity Commitment Letter

On December 17, 2025, Pershing Square Holdings, Ltd. (“PSH”) entered into an equity commitment letter (the “Equity Commitment Letter”) pursuant to which PSH has committed, prior to and contingent upon the Closing, to purchase an amount equal to $1.0 billion (or such lesser amount as may be requested by the Company) of the Company’s Non-Voting Exchangeable Perpetual Preferred Stock, par value $0.01 per share (such shares collectively, the “Preferred Stock”). The proceeds to the Company from the sale of the Preferred Stock shall be used in part to fund the Vantage Transaction and for the Company to contribute through the Buyer to Vantage additional equity capital to be used for working capital and general corporate purposes (the “Preferred Purchase”, and together with the Vantage Transaction, the “Transactions”). A committee of the Board, comprised solely of independent and disinterested directors and established by the Board for the purpose of evaluating, negotiating and approving (or rejecting) the Preferred Purchase in accordance with the terms of the existing Standstill Agreement between the Company and Pershing Square Holdco, L.P., dated as of May 5, 2025, as filed on the Company’s Current Report on Form 8-K filed May 6, 2025 (the “Standstill Agreement”), unanimously approved the Preferred Purchase and recommended that the Board approve the Preferred Purchase. Based on the committee’s recommendation, the Board approved the Preferred Purchase and the issuance of the Preferred Stock.

The Preferred Stock will generally rank pari passu with the Company’s common stock, shall be non-voting, subject to certain protective rights, and shall be perpetual unless exchanged or repurchased.

A majority of Disinterested Directors (as defined in the Standstill Agreement) of the Board may declare dividends on the Preferred Stock, and if declared, will pay out of the lesser of (i) assets of the Company legally available for the payment of dividends and (ii) pro rata cash dividends that track, on an as-exchanged basis, the dividends or distributions received by the Company from Vantage (through Buyer).

Within 60 days following (i) the end of the seventh fiscal year following the date of issuance of the Preferred Stock (the “Original Issue Date”) (subject to the Call Option (defined below)) and (ii) the end of each subsequent fiscal year, a holder of Preferred Stock may exchange in certain tranches shares of Preferred Stock, without the payment of additional consideration, into a number of shares of common stock of Vantage (“Vantage Common Stock”) such that, upon exchange of all Preferred Stock, the holders of Preferred Stock would own, in the aggregate, a fraction of all of the issued and outstanding Vantage Common Stock equal to (i) (a) the aggregate purchase price of the Preferred Stock plus (b) all dividends received by the Company (through Buyer) from Vantage that the Preferred Stock would have received had it been exchanged for Vantage Common Stock (reduced by (but not below zero) all such dividends passed on to holders of the Preferred Stock through a dividend on the Preferred Stock), in each case prior to the date of the applicable exchange plus (c) any dividends owed under the Defaulted Repurchase Dividend Rate (defined below) (reduced by (but not below zero) all such dividends paid to holders of Preferred Stock) divided by (ii) (a) the aggregate purchase price of Vantage in the Vantage Transaction plus (b) any additional capital contributed to Vantage. In no event will the holders of Preferred Stock be permitted to acquire more than 49% of the total shares of Vantage Common Stock outstanding (the “Ownership Cap”) without the approval of a majority of the Disinterested Directors. To the extent the holders of Preferred Stock have the right to exchange their Preferred Stock and have delivered a notice requesting such exchange, but are prohibited from completing all or any portion of the exchange due to the Ownership Cap, the Company will repurchase such excess portion of shares of Preferred Stock requested to be exchanged on the same terms as a mandatory repurchase.

PSH will have customary registration rights for transactions of this type, which shall expressly include the right to require the Company and Vantage to use reasonable best efforts to conduct an initial public offering or direct listing concurrently with the exchange of Vantage Common Stock.

During the period between 60 and 90 days following the end of each of the first seven fiscal years following the Original Issue Date or as may be mutually agreed by the parties, the Company shall have the right, but not the obligation, to repurchase the Preferred Stock in certain tranches but up to all outstanding Preferred Stock (the “Call Option”). The repurchase price for each share of Preferred Stock shall be equal to the greater of (i) (a) the original issue price of the Preferred Stock plus (b) 4% per annum increase of such issue price through the date of repurchase and (ii) (x) 1.5 times the preceding year-end or quarter-end book value of Vantage multiplied by (y) the corresponding ownership percentage of Vantage represented by such share of Preferred Stock (on an as-exchanged basis).

The Company shall offer to repurchase all of the outstanding shares of Preferred Stock upon the occurrence of any of the following:

•	a change of control or re-organization of the Company or Vantage, excluding any sales or disposals to or by PSH;
•	a sale of all or substantially all of the assets or business of the Company or Vantage; or
•	material breach of the certificate of designation governing the terms of the Preferred Stock, subject to a customary cure period.

The repurchase price for each share of Preferred Stock shall be cash consideration in an amount equal to the greater of (i) the amount that such holder of Preferred Stock would have been entitled to receive under the Call Option and (ii) if the event triggering the mandatory repurchase offer is a transfer of equity in Vantage, the amount that such holder would have received in such transaction if it had exchanged its Preferred Stock into Vantage Common Stock. If not all shares of Preferred Stock are repurchased in full when required (the “Repurchase Date”), then until such shares have been repurchased and the aggregate repurchase price has been paid in full, (a) the unpurchased shares of Preferred Stock shall remain outstanding and beginning on the Repurchase Date, the unpurchased shares of Preferred Stock shall bear a dividend of 10% of the original issue price of the Preferred Stock per annum (the “Defaulted Repurchase Dividend Rate”), to the extent permitted under applicable law and (b) the holders of Preferred Stock shall have customary rights and remedies, including forbearances on the part of the Company from declaring or paying any distributions, dividends, redemptions or otherwise making funds available in respect of securities that rank pari passu or junior to the Preferred Stock, and the Company shall use commercially reasonable efforts to take action to generate sufficient funds to repurchase the remaining shares of Preferred Stock in full, to the extent permitted under applicable law.

The Preferred Stock will be subject to customary protective provisions. If the event of any additional capital contribution to Vantage, the holders of Preferred Stock shall have the right (but not the obligation) to purchase additional shares of Preferred Stock to participate on a pro rata basis. PSH shall have a consent right over any primary issuance of any equities securities of Vantage (including any instruments convertible into equity) and shall also have a right of first refusal with respect to any proposed secondary sale of any equity securities of Vantage (including any instruments convertible into equity) to any third party. In the event the exercise of the right of first refusal would cause PSH to exceed the Ownership Cap, the underlying proposed sale shall require the consent of a majority-in-interest of the holders of Preferred Stock.

The Company shall bear all reasonable and documented expenses incurred by PSH in connection with the Preferred Purchase up to $4.5 million (provided that expenses incurred by PSH in connection with participating in or facilitating the Company’s or Vantage’s regulatory filings shall not count towards this maximum).

Prior to the Original Issue Date, the Company has the right to seek certain alternative third-party debt financing (including convertible debt) to fund the Vantage Transaction, provided that such debt (i) will be incurred solely by the Company and (2) if convertible, will be convertible solely into common stock of the Company.

The Preferred Stock has not been and will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the U.S. Securities and Exchange Commission thereunder. Accordingly, when issued pursuant to the terms of the respective Preferred Purchase documents, the Preferred Stock will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act.

The foregoing description of the Equity Commitment Letter and Preferred Purchase does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Equity Commitment Letter (and attached Preferred Stock Term Sheet), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Investment Management Agreement

Upon consummation of the Vantage Transaction, the Company anticipates that Pershing Square Capital Management, L.P. (“PSCM”) will act as investment manager of Vantage’s general account and all of Vantage’s other investment portfolios. Such Investment Management Agreement is subject to non-disapproval by the Delaware Department of Insurance and approval by a majority of the Disinterested Directors pursuant to the Standstill Agreement. As long as the existing Services Agreement between the Company and PSCM, dated as of May 5, 2025, as filed on the Company’s Current Report on Form 8-K filed May 6, 2025, remains in effect, the Company does not anticipate that the Company, Vantage or Vantage’s subsidiaries will pay any additional investment management or advisory fees under any new investment management agreement.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On December 18, 2025, the Company issued a press release announcing the proposed acquisition, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On December 18, 2025, the Company made available a presentation which includes information regarding the proposed acquisition to be used from time to time in presentations to current and potential investors and others with an interest in the Company. The presentation is attached hereto as Exhibit 99.2 and has been posted on our website at www.howardhughes.com under the “Investors” tab.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” is being furnished. This information shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section or shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Forward-looking statements give the Company’s current expectations relating to the Company’s financial condition, results of operations, plans, objectives, future performance, or business. Forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “will,” “would,” and other statements of similar expression. Forward-looking statements should not be relied upon. They give the Company’s expectations about the future and are not guarantees. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Any number of factors could affect actual results, including, without limitation, (a) failure to satisfy the conditions to closing and the consummation of the Purchase, the other transactions contemplated by the Purchase Agreement, the Preferred Purchase and PSCM-Vantage investment management agreements; (b) potential legal proceedings relating to the Purchase Agreement, the Transactions and the PSCM-Vantage investment management agreements; (c) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; (d) failure to consummate the Transactions in a timely manner or at all; (e) the effect of the announcement and pendency of the Vantage Transaction and the other transactions contemplated by the Purchase Agreement on the Company’s future operating results and financial condition; (f) the market price of the Company’s common stock; (g) the significant transactions costs that the Company will incur in connection with the Vantage Transaction; (h) the effect of the pendency of the Vantage Transaction on the Company’s business and the Company’s ability to attract, retain and motivate key personnel; (i) changes in the Company’s business or operating results; (j) any disruption of the Company’s management’s ability to spend time on the ongoing business operations of the Company due to the Vantage Transaction and the transactions contemplated under the Purchase Agreement; (k) failure of the Company to realize financial benefits currently anticipated from the Vantage Transaction, the Transactions and the PSCM-Vantage investment management agreements; (l) the effects of changes in, or the Company’s failure to comply with, laws and regulations; (m) failure of the Company’s insurance subsidiaries to meet liquidity or other statutory requirements; (n) the Company’s ability to continue as a going concern; and (o) other risks described from time to time in the Company’s filings with the SEC, including those described in “Part I, Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent filings with the SEC.

Any factor could, by itself, or together with one or more other factors, adversely affect the Company’s business, results of operations, plans, objectives, future performance, or financial condition.

Other factors not described herein or in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC also could cause results to differ from the Company’s expectations. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements present the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. Except as may be required by law, the Company undertakes no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	*Purchase and Sale Agreement, dated December 17, 2025
10.2	Equity Commitment Letter
99.1	Press Release
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*This filing excludes schedules, annexes and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ David O'Reilly
David O'Reilly
Chief Executive Officer

Date: December 18, 2025